Exhibit 1.1

JARDEN CORPORATION

$275,000,000 7 1/2% Senior Subordinated Notes due 2020

€150,000,000 7 1/2% Senior Subordinated Notes due 2020

Underwriting Agreement

January 14, 2010

Deutsche Bank Securities Inc.

Barclays Capital Inc.

As Representatives of the several

Dollar Underwriters listed in Schedule 1-A hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

and

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

and

Deutsche Bank AG, London Branch

Barclays Bank PLC

As Representatives of the several

Euro Underwriters listed in Schedule 1-B hereto

c/o Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB, United Kingdom

and

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

Ladies and Gentlemen:

Jarden Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to (i) the several parties listed in Schedule 1-A hereto (each a “Dollar Underwriter” and together, the “Dollar Underwriters”), for whom Deutsche Bank Securities Inc. and Barclays Capital Inc. (the “Dollar Representatives”) are acting as representatives, $275,000,000 aggregate principal amount of its 7 1/2% Senior Subordinated Notes due 2020 (the “Dollar Notes”) and (ii) the several parties named in Schedule 1-B hereto (each a “Euro Underwriter” and together, the “Euro Underwriters,” and together with the Dollar Underwriters, the “Underwriters”) for whom Deutsche Bank AG, London Branch and Barclays Bank PLC (the “Euro Representatives” and together with the Dollar Representatives, the “Representatives”) are acting as representatives, €150,000,000 aggregate principal amount of its 7 1/2% Senior Subordinated Notes due 2020 (the “Euro Notes” and together with the Dollar Notes, the “Notes”). The Notes will be unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) on a joint and several basis by certain of the subsidiaries of the Company listed on Schedule 3 hereto (the “Guarantors”). The Securities will be issued pursuant to a Senior Subordinated Base Indenture to be dated as of the Closing Date (the “Senior Subordinated Base Indenture”) between the Company, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a Supplemental Indenture thereto, to be dated as of the Closing Date (as defined herein) (the “Supplemental Indenture” and, together with the Senior Subordinated Base Indenture, the “Indenture”), between the Company, the Guarantors and the Trustee.

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Notes and issuance of the Guarantees, as follows:

1. Registration Statement. The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-158801), including a prospectus (the “Base Prospectus”) relating to securities to be issued from time to time by the Company, including the Notes, and the guarantees of debt securities to be issued from time to time by the Guarantors, including the Guarantees. By a post-effective amendment No. 1, dated January 11, 2010, the Company has filed the Senior Subordinated Base Indenture and the Trustee’s Statement of Eligibility under the Trust Indenture Act of 1939 as exhibits to the Registration Statement (as defined below). Such registration statement, as amended, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus included in the Registration Statement at the time of its effectiveness, together with the preliminary prospectus supplement dated January 11, 2010 filed with the Commission that omits Rule 430 Information, and the term “Prospectus” means the Base Prospectus together with the final prospectus supplement in accordance with Rules 415 and 424(b) in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities

Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated January 11, 2010 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means 9:00 A.M., New York City time, on January 14, 2010.

2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Notes and the Guarantors agree to issue the Guarantees to the several Underwriters as provided in this Agreement, and (i) each Dollar Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the principal amount of Dollar Notes set forth opposite such Dollar Underwriter’s name in Schedule 1-A hereto at a price equal to 97.139% of the principal amount thereof plus accrued interest, if any, from January 20, 2010 to the Closing Date (as defined below) and (ii) each Euro Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the principal amount of Euro Notes set forth opposite such Euro Underwriter’s name in Schedule 1-B hereto at a price equal to 96.286% of the principal amount thereof plus accrued interest, if any, from January 20, 2010 to the Closing Date. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b) The Company and the Guarantors understand that the Dollar Underwriters intend to make a public offering of the Securities in the United States only as soon after the effectiveness of this Agreement as in the judgment of the Dollar Representatives is advisable, and initially to offer the Dollar Notes with their related Guarantees (the “Dollar Securities”) on the terms set forth in the Prospectus. In addition, the Company and the Guarantors understand that the Euro Underwriters intend to make a private offering of the Euro Notes with their related Guarantees (the “Euro Securities”) on the terms set forth in the Prospectus and this Underwriting Agreement. The Company and the Guarantors acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of such Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any such Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on January 20, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Delivery of the Dollar Notes shall be made to the Dollar Underwriters for the respective accounts of the several Dollar Underwriters against payment by the several Dollar Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available funds to the account specified by the Company. Delivery of the Euro Notes shall be made to the Euro Underwriters for the respective accounts of the several Euro Underwriters against payment by the several Euro Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available funds to the account specified by the Company.

(e) Delivery of the Dollar Notes shall be made through the facilities of The Depository Trust Company (“DTC”), unless the Dollar Underwriters shall otherwise instruct, for the account of the Dollar Underwriters, of one or more global notes representing the Dollar Notes (collectively, the “Dollar Global Note”), with any transfer taxes payable in connection with the sale of the Dollar Notes duly paid by the Company. Delivery of the Euro Notes shall be made through the facilities of Euroclear Bank S.A/N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), unless the Euro Underwriters shall otherwise instruct, for the account of the Euro Underwriters, of one or more global notes representing the Euro Notes (collectively, the “Euro Global Note”), with any transfer taxes payable in connection with the sale of the Euro Notes duly paid by the Company.

(f) The Dollar Global Note will be made available for inspection by the Dollar Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date. The Euro Global Note or a facsimile thereof will be made available for inspection by the Euro Representatives at the offices of Cahill Gordon & Reindel LLP in London, United Kingdom, or at such other place as the Euro Representatives may designate, at least 24 hours prior to the Closing Date.

(g) The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriters of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors.

3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and the Preliminary Prospectus did not, at the time of filing thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantors makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantors makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus, the Prospectus and the Free Writing Prospectus dated January 11, 2009, neither the Company nor the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantors or their agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rules 134 and 168 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantors makes any representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantors makes any representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the applicable requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the applicable requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(g) No Material Adverse Change. Except for the cash dividend of $0.075 per share announced by the Company on December 12, 2009, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any (A) material change in the capital stock (other than the issuance of shares of common stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), (B) material change in short-term debt or (C) long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, executive officers of the Company, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole;

and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) Organization and Good Standing. The Company and each of its Significant Subsidiaries (as defined below) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate or otherwise) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, executive officers of the Company, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Indenture, the Notes and the Guarantees, as applicable (a “Material Adverse Effect”). Other than the subsidiaries listed on Schedule 2 hereto (the “Significant Subsidiaries,” and each a “Significant Subsidiary”), the Company does not have any “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ nominal or qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for such security interest or other lien, charge or voting/transfer restrictions that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(j) [Reserved.]

(k) Due Authorization. Each of the Company and the Guarantors has full right, power and authority to execute and deliver this Agreement, the Notes or the Guarantees, as applicable, and the Indenture and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the Indenture, the Notes or the Guarantees, as applicable, and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l) The Indenture. Each of the Senior Subordinated Base Indenture and the Supplemental Indenture has been duly authorized by the Company and, or as applicable, each Guarantor and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and, or as applicable, the Guarantors enforceable against the Company and, or as applicable, the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(m) The Notes. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) The Guarantees. The Guarantees have been duly authorized by each Guarantor and, when duly executed, issued and delivered as provided in the Indenture and when the Notes have been paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each Guarantor enforceable against each such Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(p) No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its

Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company and the Guarantors of this Agreement, the Senior Subordinated Base Indenture and the Supplemental Indenture, the issuance and sale of the Securities and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party, or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Consents Required. No material consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantors of this Agreement, the Senior Subordinated Base Indenture and the Supplemental Indenture, the issuance and sale of the Securities and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by this Agreement, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters and except as may be required by applicable state gaming laws with respect to holders of the Securities.

(s) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Significant Subsidiaries is or may be a party or to which any property of the Company or any of its Significant Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is each an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. The Company and its Significant Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances, and defects except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Title to Intellectual Property. The Company and its Significant Subsidiaries own, possess valid license(s), or have other rights to use, all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, except where the failure to own or possess such rights could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its Significant Subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed (taking into account valid extensions) and have paid all taxes due and payable (whether or not shown on such tax returns) and all assessments received by any of them, except where they are contesting the validity of any such tax in good faith and adequate provision (in accordance with GAAP) has been made therefor in the financial statements of the Company and its subsidiaries except where failure to file such tax returns or pay such taxes or such assessments could not reasonably be expected to result in a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except in any case in which such tax deficiency would not have a Material Adverse Effect.

(z) Licenses and Permits. The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(bb) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its Significant Subsidiaries(a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, (iii) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its Significant Subsidiaries under any Environmental Laws in which a governmental entity is also a party and (iv) the Company and its Significant Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, except in the case of each of (i), (ii), (iii) and (iv) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its Significant Subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Significant Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(dd) Compliance with ERISA. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or, to the knowledge of the Company, investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Significant Subsidiaries in the current fiscal year of the Company and its Significant Subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(ee) Disclosure Controls. The Company and its Significant Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Significant Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. The Company and its Significant Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have materially adversely affected or are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg) Insurance. The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Significant Subsidiaries and their respective businesses; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) to the Company’s knowledge, any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any penalties or enforcement action for violations of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Solvency. On and immediately after the Closing Date, each of the Company and the Guarantors taken as a whole (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantors is not less than the total amount required to pay the liabilities of the Company and the Guarantors on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company or such Guarantor is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Indenture, the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company or such Guarantor does not have any knowledge that it is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company or such Guarantor is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or such Guarantor is engaged; and (v) the Company or such Guarantor is not a defendant in any civil action that could reasonably be expected to result in a final judgment that the Company or such Guarantor is or would become unable to satisfy.

(ll) [Reserved.]

(mm) No Restrictions on Significant Subsidiaries. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any other Significant Subsidiary, from making any other distribution on such Significant Subsidiary’s capital stock to the Company or any Significant Subsidiary of the Company, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other Significant Subsidiary of the Company except for such restrictions that are not reasonably likely to have a material adverse effect on the performance by the Company of its obligations under this Agreement.

(nn) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(oo) No Registration Rights. No person has the right to require the Company or any of its Significant Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(pp) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(qq) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(tt) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities in the United States as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States and Canada as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. Whether or not required to do so, the Company will make generally available to its security holders and the Representatives as soon as commercially reasonable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantors and having a tenure of more than one year. For the avoidance of doubt, the Company and the Guarantors may repay indebtedness under the Senior Credit Facility without the prior written consent of the Representatives.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) Cooperation to Permit Clearance and Settlement. The Company will cooperate with the Underwriters and use its commercially reasonable efforts to (i) permit the Dollar Notes to be eligible for clearance and settlement through DTC and (ii) permit the Euro Notes to be eligible for clearance and settlement through Euroclear and Clearstream. The Company will assist the Underwriters in obtaining the approval of Euroclear, Clearstream and DTC for “book-entry” transfer of the Securities in global form.

(k) [Reserved.]

(l) Paying Agent. The Company and the Guarantors undertake that they will use their best efforts to ensure that the Company maintains a paying agent in a European Union member state that, to the extent permitted by law, will not be obligated to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC dated 3 June 2003 regarding the taxation of savings income in relation to the Euro Notes.

(m) Furnishing of Reports. So long as the Notes are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Notes, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or the Commission’s Interactive Data Electronic Applications portal.

(n) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Representations and Agreements of the Underwriters. Each Underwriter hereby severally and not jointly represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d) It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or released by it, in accordance with Rule 433 under the Securities Act.

(e) In relation to each member state of the European Economic Area (“EEA”) that has implemented the Prospectus Directive (each, a “Relevant Member State”), it represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may make an offer of Securities to the public in that Relevant Member State at any time under the following exceptions under the Prospectus Directive, if they have been implemented in that Relevant Member State: (1) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (2) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (3) in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this Section 5 of this Underwriting Agreement, the expression “an offer of Securities to the public” in relation to any Securities in any member state of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(f) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(g) It will comply with the terms of Annex D hereto.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of, or guaranteed by, the Company or any of its Significant Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any such other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificates. The Representatives shall have received on and as of the Closing Date (A) a certificate of the chief financial officer or chief accounting officer of the Company and on behalf of each Guarantor and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and each Guarantor has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above; and (B) a certificate of the chief financial officer of the Company certifying that (i) the chief financial officer and other officers and employees of Jarden under such officer’s supervision, conducted a review of the revenue and cash on hand financial information (the “Estimates”) included in the Issuer Free Writing Prospectus dated January 11, 2009 filed with the Securities and Exchange Commission pursuant to Rule 433 and (ii) based on such officer’s review of the books and records of Jarden, to the best of such officer’s knowledge and upon reasonable belief, the Estimates accurately present the operational performance of Jarden with respect to revenues and cash on hand for the fiscal quarter ended December 31, 2009, the fiscal year ended December 31, 2009 and as of December 31, 2009.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date each of PricewaterhouseCoopers LLP and Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. (i) Kane Kessler, P.C., counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto and (ii) Greenberg Traurig, P.A., Florida counsel for the Company, Belin Lamson McCormick Zumbach Flynn, Iowa counsel for the Company, Garvey Schubert Barer, Washington counsel for the Company and Ice Miller LLP, Indiana counsel for the Company or such other Florida, Iowa, Washington and/or Indiana counsel for the Company reasonably acceptable to the Representatives shall each have furnished to the Representatives, at the request of the

Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date reasonably satisfactory evidence of the good standing of the Company and the Guarantors in their respective states of its incorporation or organization, in writing or any standard form of telecommunication from the appropriate governmental authority of such jurisdiction.

(k) Settlement. Prior to the Closing Date, the Company shall have taken all action reasonably required to be taken by it to have (i) the Dollar Notes declared eligible for clearance and settlement through DTC and (ii) the Euro Notes declared eligible for clearance and settlement through Euroclear and Clearstream.

(l) Additional Documents. On or prior to the Closing Date the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and the Guarantors agree to indemnify and hold harmless, jointly and severally, each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Dollar Representatives, as representatives for the Dollar Underwriters, or the Euro Representatives, as representatives for the Euro Underwriters, expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, their respective directors, their respective officers who signed the Registration Statement and each person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives, expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by or on behalf of any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the first sentence of the third paragraph, the first sentence of the twelfth paragraph and the thirteenth paragraph under the caption “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Dollar Underwriter, its affiliates, directors and officers and any control persons of such Dollar Underwriter shall be designated in writing by the Dollar Representatives, for any Euro Underwriter, its affiliates, directors and officers and any control persons of such Euro Underwriter shall be designated in writing by the Euro Representatives and any such separate firm for the Company, the Guarantors, their respective directors, their respective officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. In the event that (i) any Dollar Underwriter, its affiliates, directors and officers or any control persons of such Dollar Underwriter and (ii) any Euro Underwriter, its affiliates, directors and officers or any control person of such Euro Underwriter are Indemnified Persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 7(c), and (x) any such Dollar Underwriter, its affiliates, directors and officers or any control persons of such Dollar Underwriter and (y) any such Euro Underwriter, its affiliates, directors and officers or any control persons of such Euro Underwriter cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such Indemnified Persons shall be designated in writing by the Dollar Representatives. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the London Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State, English or German authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or the European Union that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Dollar Underwriter defaults on its obligation to purchase the Dollar Notes that it has agreed to purchase hereunder (the “Unpurchased Dollar Notes”), the non-defaulting Dollar Underwriters may in their discretion arrange for the purchase of such Unpurchased Dollar Notes by other persons satisfactory to the Company on the terms contained in this Agreement.

(b) If, on the Closing Date, any Euro Underwriter defaults in the performance of its obligations to purchase the Euro Notes that it has agreed to purchase hereunder (the “Unpurchased Euro Notes”), the non-defaulting Euro Underwriters may in their discretion arrange for the purchase of such Euro Notes by other person satisfactory to the Company on the terms contained in this Agreement.

(c) If, within 36 hours after any such default pursuant to Section 10(a) or Section 10(b) above, the applicable non-defaulting Underwriters do not arrange for the purchase of the Unpurchased Dollar Notes or Unpurchased Euro Notes, as the case may be, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the applicable non-defaulting Underwriters to purchase the Unpurchased Dollar Notes or Unpurchased Euro Notes, as the case may be, on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedules 1-A and 1-B hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(d) If, after giving effect to any arrangements for the purchase of the Unpurchased Dollar Notes by the non-defaulting Dollar Underwriters and the Company as provided in paragraphs (a) and (c) above, the aggregate principal amount of such Unpurchased Dollar Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of Dollar Notes to be purchased on such date, then the Company shall have the right to require the non-defaulting Dollar Underwriters to purchase the principal amount of Dollar Notes that such Dollar Underwriter agreed to purchase hereunder plus such Dollar Underwriter’s pro rata share (based on the principal amount of Dollar Notes that such Dollar Underwriter agreed to purchase hereunder) of the Unpurchased Dollar Notes for which such arrangements have not been made. If, after giving effect to any arrangements for the purchase of the Unpurchased Euro Notes by the non-defaulting Euro Underwriters and the Company as provided in paragraphs (b) and (c) above, the aggregate principal amount of such Unpurchased Euro Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of Euro Notes to be purchased on such date, then the Company shall have the right to require the non-defaulting Euro Underwriters to purchase the principal amount of Euro Notes that such Euro Underwriter agreed to purchase hereunder plus such Euro Underwriter’s pro rata share (based on the principal amount of Euro Notes that such Euro Underwriter agreed to purchase hereunder) of the Unpurchased Euro Notes for which such arrangements have not been made.

(e) If, after giving effect to any arrangements for the purchase of the Unpurchased Dollar Notes or Unpurchased Euro Notes, as the case may be, by the applicable non-defaulting Underwriters and the Company as provided in paragraph (a), (b) and (c) above, the aggregate principal amount of Unpurchased Dollar Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Dollar Notes, the aggregate principal amount of Unpurchased Euro Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Euro Notes or if the Company shall not exercise the right described in paragraph (d) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses other than the expenses of a defaulting Underwriter as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(f) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the filing fees and reasonable and documented fees and expenses of counsel for the Underwriters); (v) any fees charged by rating agencies for rating the Securities; (vi) fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel of such parties); (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the Dollar Notes by DTC and the approval of the Euro Notes for book-entry transfer by Euroclear and Clearstream; (viii) all reasonable expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA; and (ix) all expenses incurred by the Company in connection with any in-person or telephonic “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters, other than a defaulting Underwriter pursuant to Section 10 hereof, for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Dollar Representatives on behalf of the Dollar Underwriters and the Euro Representatives on behalf of the Euro Underwriters, and any such action taken by the Dollar Representatives and/or the Euro Representatives shall be binding upon such Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at: (i) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel, and (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019; Attn: Syndicate Registration, (fax: 646-834-8133) with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: John A. Tripodoro, Esq. Notices to the Company shall be given to it at 555 Theodore Fremd Avenue, Rye, New York 10580, (fax:914-967-9405); Attention: Legal Department with copies to Kane Kessler, P.C., 1350 Avenue of the Americas, New York , New York 10019, Attention: Robert L. Lawrence and Mitchell D. Hollander.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Senior Vice President, General Counsel and Secretary

GUARANTORS

ALLTRISTA PLASTICS LLC
AMERICAN HOUSEHOLD, INC.
AUSTRALIAN COLEMAN, INC.
BICYCLE HOLDING, INC.
BRK BRANDS, INC.
CC OUTLET, INC.
COLEMAN INTERNATIONAL HOLDINGS, LLC
COLEMAN WORLDWIDE CORPORATION
FIRST ALERT, INC.
HEARTHMARK, LLC
HOLMES MOTOR CORPORATION
JARDEN ACQUISITION I, LLC
JARDEN ZINC PRODUCTS, LLC
JT SPORTS LLC
K-2 CORPORATION
K2 INC.
KANSAS ACQUISITION CORP.
L.A. SERVICES, INC.
LASER ACQUISITION CORP.
LEHIGH CONSUMER PRODUCTS LLC
LOEW-CORNELL, LLC
MARKER VOLKL USA, INC.
MARMOT MOUNTAIN, LLC
MIKEN SPORTS, LLC
NIPPON COLEMAN, INC.
OUTDOOR TECHNOLOGIES CORPORATION
PENN FISHING TACKLE MFG. CO.
PURE FISHING, INC.
QUOIN, LLC
RAWLINGS SPORTING GOODS COMPANY, INC.
SEA STRIKER, LLC
SHAKESPEARE COMPANY, LLC
SHAKESPEARE CONDUCTIVE FIBERS, LLC
SI II, INC.
SITCA CORPORATION
SUNBEAM AMERICAS HOLDINGS, LLC
SUNBEAM PRODUCTS, INC.

THE COLEMAN COMPANY, INC.
THE UNITED STATES PLAYING CARD COMPANY
USPC HOLDING, INC.

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Vice President

Accepted: January 14, 2010

DEUTSCHE BANK SECURITIES INC.
BARCLAYS CAPITAL INC.
For themselves and on behalf of the several Dollar Underwriters listed in Schedule 1-A hereto.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Kevin Sherlock
Authorized Signatory

By:	/s/ P. Scott Sartorius
Authorized Signatory

BARCLAYS CAPITAL INC.

By:	/s/ Benjamin Burton
Authorized Signatory

DEUTSCHE BANK AG, London Branch
BARCLAYS BANK PLC
For themselves and on behalf of the several Euro Underwriters listed in Schedule 1-B hereto.

DEUTSCHE BANK AG, London Branch

By:	/s/ Ludovic Ingelaere
Authorized Signatory

By:	/s/ Henrik Johnsson
Authorized Signatory

BARCLAYS BANK PLC

By:	/s/ Benjamin Burton
Authorized Signatory